UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2010
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania	17402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 717-757-7660
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Second Amendment of Executive Transition Agreement with Tim Grumbacher
On January 28, 2010, the Board of Directors of The Bon-Ton Stores, Inc. (the “Company”) approved a second amendment (the “Second Amendment”) of the Executive Transition Agreement between the Company and Tim Grumbacher dated February 1, 2005, as earlier amended on December 6, 2007 (together, the “Agreement”).
The material terms of the Second Amendment are described below.
•	Term. Mr. Grumbacher’s term as Executive Chairman of the Board is extended through December 31, 2010.

•	Base Salary. Mr. Grumbacher’s annual base salary, which was set at $650,000 in the Agreement, will remain $650,000 through the end of the term.

•	Annual Cash Bonus. Mr. Grumbacher’s annual cash bonus opportunity, which under the Agreement consists of a target bonus of 40% of base salary and a maximum bonus of 80% of base salary, will remain at such levels through the end of the term.

•	Other Provisions. The Second Amendment provides that beginning January 1, 2011, Mr. Grumbacher will serve as non-Executive Chairman of the Board, for such term and with such duties and compensation as the Board of Directors and Mr. Grumbacher may agree.
The description of the material terms of the Second Amendment set forth above is qualified in its entirety by the Second Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Second Amendment to Executive Transition Agreement with Tim Grumbacher

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: February 1, 2010